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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Wind River Systems, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2000 and our report dated March 2, 2000 relating to the supplemental consolidated financial statements of Wind River Systems, Inc., for the year ended January 31, 2000 which appears in this Registration Statement on Form S-3. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
June 27, 2000